                                                               Exhibit 99.(p)(5)

                                   APPENDIX F
                            ALLEGIANCE CAPITAL, INC.
                                 CODE OF ETHICS


         Federal and state laws prohibit ALLEGIANCE CAPITAL, INC. (the "Company") and each of its employees from purchasing or selling any publicly traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, the Company and each employee has a fiduciary obligation to its clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the firm or its employees by its clients. Finally, because the Company and each of its employees is a fiduciary to its clients, the firm and its employees must also maintain the highest ethical standards and refrain from engaging in activities, including personal trading, that may create actual or apparent conflicts of interest between the interests of the Company or its employees and the interests of the Company's clients.


         To ensure that insider-trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth herein. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.

I.       Background

         A.       Insider Trading

         It is unlawful to engage in "insider trading." This means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Although the insider trading prohibitions extend to the activities of each employee of the Company, because the Company does not have an investment banking division or affiliate and because the Company only invests in AAA rated fixed income securities, it is not anticipated that such persons will routinely receive "inside information." However, to educate the Company's employees, more information describing "insider trading" and the penalties for such trading is set forth below. Compliance procedures regarding the use of inside information by the Company's employees are also described just in case an employee of the Company receives inside information, whether in the context of its position with the Company or due to outside activities, for example, service on the board of a company.


         B.       Confidential Client and Company Information

         Certain information obtained by the Company that does not constitute "inside" information still constitutes confidential information that must be protected by the Company and its employees. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

         C        Conflicts of Interest

         As a fiduciary to the Company's clients, each employee of the Company must avoid actual and apparent conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for Personal Accounts (as hereinafter defined) in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such Personal Accounts. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

II.      Insider Trading

         A.       Insider Trading Defined

         The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

         The laws concerning insider trading generally prohibit:

                  -> The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

                  -> The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

                  -> The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

         1. Who is an Insider? The concept of "insider" is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

         2. What is Material Information? Trading on inside information is not a basis for liability unless the information is "material." "Material" information is broadly construed and is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business, it can be significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

         3. What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

         B.       Penalties for Insider Trading

         Penalties for trading on or communicating material, nonpublic information are severe both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

         ->       Civil injunctions;

         ->       Disgorgement of profits;

         ->       Jail sentences;

         -> Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and

         -> Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

         In addition, any violation of the procedures set forth herein can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

         C.       Policy Statement Regarding Insider Trading

         The Company expects that each of its employees will obey the law and not trade on the basis of material, nonpublic information. In addition, the Company discourages its employees from seeking or knowingly obtaining material, nonpublic information. The Company also prohibits each of its directors, officers and employees from serving as an officer or director of a company having Publicly Traded Securities.

         D.       Procedures to Prevent Insider Trading

         As indicated above, because the Company does not have an investment banking division or affiliate, because the Company invests primarily in AAA rated fixed income securities and because the Company prohibits its directors, officers and employees from serving as an officer or director of a company having Publicly Traded Securities, the Company does not anticipate its directors, officers, portfolio managers and employees routinely being in receipt of material, nonpublic information. However, such persons may from time to time receive such information. If any such person receives any information which may constitute such material, nonpublic information, such person (i) should not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a Personal Account or a client account,
(ii) should not communicate such information to any other person (other than Mark Torline who is the Company's Compliance officer), and (iii) should discuss promptly such information with the Compliance officer. UNDER NO CIRCUMSTANCES SHOULD SUCH INFORMATION BE SHARED WITH ANY PERSONS NOT EMPLOYED BY THE COMPANY, INCLUDING FAMILY MEMBERS AND FRIENDS. Each employee contacting an issuer or analyst should identify himself as associated with the Company and identify the Company as an investment management firm, and, after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the employee identified himself as associated with the Company).

III. Confidential Client and Company Information

         A.       Confidential Information Defined

         As noted above, even if the Company and its employees do not receive material, nonpublic information (i.e., "inside information"), the Company or its employees may receive other confidential or sensitive information from or about the Company's clients and the Company's employees will receive confidential or sensitive information about the Company's affairs. Such confidential or sensitive information may include, among other things:

         -> The name of the client. The Company is obligated by law not to divulge or use its clients' names without their consent.

         -> Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

         -> The names of the securities being purchased or sold, or being considered for purchase or sale, for any client's account.

         -> Any client or Company information privately given to an employee that, if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company or (ii) embarrass or harm the client or the Company.

Given the breadth of the above, all information that an employee obtains through the Company should be considered confidential unless that information is specifically available to the public.

         B. Policy Statement Regarding Use and Treatment of Confidential Information

         All confidential information, whatever the source, may be used only in the discharge of the employee's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.

         C.       Procedures Regarding Use and Treatment of Confidential
                  Information

         The Company encourages each of its employees to be aware of, and sensitive to, such employee's treatment of confidential information. Each employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view in public areas of the Company's facilities where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an employee of the Company.

         D. Policy Regarding Dissemination of Certain Confidential Information to Outside Directors

         The Company has adopted a policy designed to preclude dissemination to the Company's outside directors (i.e., any director of the Company who is not also an officer or employee of the Company involved in the Company's investment decisions) of confidential information pertaining to the trades recommended for, or under consideration for, any client's account prior to the execution of such trade. The Company acknowledges that the outside directors will attend periodic meetings of the Board of Directors at which the business and the operations of the Company will be discussed. Nonetheless, there shall be no discussion at such Board meetings of any particular investment recommendations being considered or implemented by the Company for clients' accounts prior to the execution of such recommendations. Likewise, under no circumstances shall any employee of the Company provide information pertaining to any such recommendation (prior to its execution) to an outside director.

IV. Conflicts of Interest Involving Trading Publicly Traded Securities for Personal Accounts

         A. Fiduciary Duty to Avoid Conflicts of Interest Between Client Accounts and Personal Accounts

         As noted above, because the Company and each of its employees is a fiduciary to the Company's clients, the Company and such persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. If there is any doubt, resolve the matter in the client's favor.

         If both an employee of the Company and a client of the company are engaging in transactions involving a Special Security, an actual or apparent conflict of interest could arise. In those cases, transactions for client accounts must take precedence over transactions for Personal Accounts.

         B.       Personal Account Defined

                  1. Generally. The "Personal Account" of an employee of the Company shall include each and every account (other than an account for the benefit of any of the Company's clients) for which such employee influences or controls investment decisions. An account for the benefit of any of the following will be presumed to be a "Personal Account," unless the Company agrees in writing with such person otherwise:

                           a. An employee.

                           b. The spouse of an employee.

                           c. Any child under the age of 22 of an employee,
                              whether or not residing with the employee.

                           d. Any other person residing in the same household
                              with the employee.

                           e. Any other account in which an employee has a
                              beneficial interest. For example, an account for a trust, estate, partnership or closely held corporation in which the employee has a beneficial interest.

                  2. Exemption. If an employee certifies in writing to the Compliance Officer (or, in the case of the Compliance Officer, to the Company's Chief Executive officer) that (i) the certifying person does not influence the investment decisions for any specified account of such spouse, child or other person, and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying person has provided, the Compliance officer (or the Chief Executive officer) may, at his discretion, determine that such an account is not a "Personal Account".

         C.       Definition of Publicly Traded Securities

                  "Publicly Traded Securities" means any (a) equity or debt instrument traded on an exchange, through NASDAQ or through the "pink sheets,"
(b) options to purchase or sell such equity or debt instrument, (c) index stock or bond group options that include such equity or debt instrument, (d) futures contracts on stock or bond groups that include such equity or debt instrument, and (e) any option on such futures contracts, provided that Publicly Traded Securities shall not include (1) equity securities issued by mutual funds (other than mutual funds for which the Company may act as adviser) having total assets under management of at least $100,000,000, and (2) direct obligations of the United States.

                  The universe of securities that ALLEGIANCE currently invests in on behalf of its Clients includes the following:

                  ->       U.S. Treasuries: 3-Month T-Bills through 30-year
                           T-Bonds;

                  -> U.S. Government agency debentures, including discounts notes;

                  -> Mortgage-backed securities ("MBS") backed by FNMA, FHLMC or GNMA mortgages, including:

                           a. Mortgage pass-throughs, including 30-year and 15-year maturities

                           b.       Balloon maturity MBS

                           c.       Adjustable rate mortgages ("ARMs")

                           d.       PAC and Sequential class CMOs

                  ->       Commercial mortgage-backed securities ("CMBS");

                  -> Corporate bonds rated at least investment grade by a nationally recognized statistical rating organization (LNRSRO);

                  ->       Asset Backed Securities ("ABS"); and

                  -> Cash will be swept daily by Client's Custodian into its overnight short-term investment fund ("STIF").

         D.       Policy Statement Regarding Trading for Personal Accounts

         The Company recognizes that the personal investment transactions of its employees demand the application of a high code of ethics. Consequently, the Company requires that all personal investment transactions be carried out in a manner that does not endanger the interest of any client or create any apparent or actual conflict of interest between the Company or the employee, on the one hand, and the client, on the other hand. At the same the Company believes that if investment goals are similar for clients and employees, it is logical and even desirable that there be a common ownership of some securities. Therefore, the Company has adopted the procedures set forth below.

         E.       Procedures Regarding Trading for Personal Accounts

                  1. Trading Procedures. The following procedures must be followed by all employees of the Company buying or selling the following types of a Publicly Traded Securities, for a Personal Account: corporate bonds; initial public offerings; and privately placed securities (collectively "Special Securities").

                           a. Confirm That Not in Receipt of Inside Information.
Each employee wishing to buy or sell a Special Security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that Special Security.

                           b. Seek Approval for All Trades of Special Securities
Made for a Personal Account. Each employee wishing to buy or sell for any Personal Account any Special Security shall obtain approval to buy or sell such Special Security from the person that would be responsible at the Company for executing trades in such Special Security if it were to be bought or sold for clients. If the responsible person grants such approval, he or she shall make a notation of the name of the employee seeking approval, the date of such approval, the name of the Special Security to be traded and the kind of trade the employee wishes to execute. (See Exhibit 1 to these policies.) The responsible person will give such approval only if the trade complies with the following guidelines:

                               (i) No Company Decision to Increase or Decrease
Client Holdings. The Company can not have made a decision to buy or sell the same Special

Security for its clients, including a decision to increase or decrease clients' positions in the same Special Security.

                               (ii) No Securities to be Purchased by Company for
Clients. No employee may effect a transaction in a Special Security for a Personal Account if that Special Security is planned for purchase by the Company for client accounts, until (a) one (1) day after client purchases in that Special Security, for purchases by employees, or (b) two (2) days after client purchases in that Special Security, for sales by employees.

                               (iii) No Securities to be Sold by Company for
Clients. No employee may effect a transaction in a Special Security a Personal Account if that Special Security is planned for sale by the Company for client accounts, until (i) one (1) day after all client sales of that Special Security have been completed, for sales by the employee, or (ii) two (2) days after all client sales of that Special Security have been completed, for purchases by the employee.

                               (iv) No Consideration by the Company of Purchase
or Sale. Employees may effect transactions in a Special Security that is not then being considered for purchase or sale by the Company for its clients. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                           c. Execute Trade. All approved trades must be
executed during the day the approval for such trade is given. If the trade is not executed during such day, the employee shall seek new approval.

                  2. Reports of Personal Transactions

                           a. List of Brokerage Accounts. When each new employee
is hired (or a current employee needs to update information), the individual will provide a list of all brokerage accounts that are "Personal Accounts" as defined in the policies. (See Statement of Personal Accounts form, Exhibit 2 to the policies.)



                           Additionally, each new employee or current employee
with new brokerage current information shall arrange for duplicate statements to be sent to the Company. (See the form letter in Exhibit 3 to these policies.)

                           b. Submission of Reports. In order for the Company to
monitor compliance with its insider trading and conflict of interest policies and procedures and to comply with the books and records requirements of the Investment Advisers Act of 1940 and the rules promulgated thereunder (the "Advisers Act"), each director, officer and advisory representative of the Company shall submit a "Quarterly Personal Transactions Report" (see Exhibit 4 to these policies) for each of his or her Personal Accounts. The report shall be submitted to the Compliance Officer within ten days following the end of each quarter, regardless of whether any trading activity took place in that account during the quarter.

                           In addition to quarterly reports, each employee will
be required to annually certify that he or she has complied with the Company's Code of Ethics. (See Exhibit 5 to these policies.)

                           c. Review and Retention of Reports. The Compliance
Officer shall review each Quarterly Personal Transactions Report to determine whether any violations of the Company's policies or of the applicable securities laws took place. If any Quarterly Personal Transactions Report fails to contain all required information, the Compliance Officer shall contact such director, officer or advisory representative to obtain the missing information. The Company shall retain all Quarterly Personal Transactions Reports as part of the books and records required by the Advisers Act.

V.       Summary

         A.       Importance of Adherence to Procedures

                  It is very important that all directors, officers and employees adhere strictly to the Code of Ethics. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company.

         B.       Questions

                  Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance officer.

                             EXHIBIT 1 TO APPENDIX F




ALLEGIANCE CAPITAL, INC.

INTENTION TO EXECUTE

EMPLOYEE PERSONAL TRADE


Employee Name:________________________________


    Date     Buy     Sell    Shares/Amount    Security Name     Symbol     Broker/Dealer      Price







__________________________________ Employee Signature



GUIDELINES


Who should submit this form?

         - All ALLEGIANCE employees, long-term temporary employees and on-site consultants.


When should this form be submitted?

         -        Before the trade is placed.

Whose trades are covered?

         -        ALLEGIANCE employees and their immediate families.

How is approval granted?

         - Approval is granted if there are no open orders or any orders anticipated and if not within a blackout period.

How long is approval valid?

         -        The trade must be executed on the day approval is given.

Who grants the approval?

         -        Trading Department officers.


What trades require approval?

         -        Corporate bonds, IPOs, private placements.

What trades do not require approval?

         - CDs, commercial paper, open-end mutual funds, banker acceptances and U.S. Government bonds, municipal bonds.

         -        Other Publicly Traded Securities.

The ALLEGIANCE Trading Policy is designed to avoid actual or apparent conflicts of interest between the interests of ALLEGIANCE or its employees and the interests of ALLEGIANCE's clients. The guidelines presented above address the most commonly asked questions. Please refer to the ALLEGIANCE Trading Policy for a complete explanation of these and other issues, or contact the Compliance Administrator directly.

TRADING DEPARTMENT APPROVAL


Approval has been granted for the above transaction(s) in accordance with the current ALLEGIANCE Code of Ethics as follows: (1) There are no open orders for ALLEGIANCE clients to buy or sell the above security(ies); (2) the requisite time has passed since the last transaction in that security, if any, for a client; and (3) I have no personal knowledge that there has been any decision to increase or decrease ALLEGIANCE clients' positions in the above security(ies). (The Trading Desk will check with the Research Department if there is any uncertainty regarding item (3)).


------------------------------------       -------------------------------------

Authorized Officer                         Date and Time Stamp


[ ]  Contrary position?  Explain:

                             EXHIBIT 2 TO APPENDIX F


                            ALLEGIANCE CAPITAL, INC.
                            LIST OF PERSONAL ACCOUNTS



         Pursuant to the Allegiance Capital, Inc.'s Code of Ethics (the "Code of Ethics"), I hereby certify that the following is a true, accurate and complete list of all my Personal Accounts (as that term is defined in the Code of Ethics) as of the date set forth below.


         1.       Name of Brokerage Firm or Other Entity Where Account is Held:


                  --------------------------------------





                  Address of Brokerage Firm or Entity Where Account is Held:


                  --------------------------------------


                  --------------------------------------


                  --------------------------------------





                  Account Name:
                               -------------------------

                  Account Number:
                                ------------------------

         2.       Name of Brokerage Firm or Other Entity Where Account is Held:


                  --------------------------------------





                  Address of Brokerage Firm or Entity Where Account is Held:


                  --------------------------------------


                  --------------------------------------


                  --------------------------------------





                  Account Name:
                              --------------------------

                  Account Number:
                                ------------------------





ADDITIONAL ACCOUNTS MAY BE DESCRIBED BY ATTACHING ADDITIONAL PAGES.

                                                            (CONTINUE ON PAGE 2)

         3.       Name of Brokerage Firm or Other Entity Where Account is Held:


                  --------------------------------------





                  Address of Brokerage Firm or Entity Where Account is Held:


                  --------------------------------------


                  --------------------------------------


                  --------------------------------------





                  Account Name:
                              --------------------------

                  Account Number:
                                ------------------------





         4.       Name of Brokerage Firm or Other Entity Where Account is Held:


                  --------------------------------------





                  Address of Brokerage Firm or Entity Where Account is Held:


                  --------------------------------------

                  --------------------------------------


                  --------------------------------------





                  Account Name:
                              --------------------------

                  Account Number:
                                ------------------------





         I hereby certify that I will promptly submit to the Compliance Officer an amended Statement of Personal Accounts if the foregoing information should become inaccurate or incomplete at any time.





                                                      Date:
-------------------------------------                      --------------------

Signature of certifying employee






-------------------------------------
Name of certifying employee

                             EXHIBIT 3 TO APPENDIX F





(Date)


(Broker name and address)


RE:        (Employee)

           (S.S.N.)


Dear Sir or Madam:

Please be advised that the above-referenced person is an employee of Allegiance Capital, Inc., an investment adviser registered with the Securities and Exchange Commission. We request that you send duplicate confirmation of this employee's transactions in securities, as well as duplicate statements, to the attention of:


                               Compliance Officer

                               ALLEGIANCE CAPITAL, INC.

                               300 Pacific Coast Highway, Suite 305

                               Huntington Beach, CA  92648

This request is made pursuant to the personal trading policies of Allegiance Capital, Inc., as required under federal securities law.

Thank you for your corporation.


Sincerely,





ALLEGIANCE CAPITAL, INC.









------------------------
Mark G. Torline
President

                                                   - AUTHORIZATION BY EMPLOYEE -


                                                   -----------------------------
                                                         [Name of Employee]

cc: Employee

                             EXHIBIT 4 TO APPENDIX F



                   QUARTERLY PERSONAL TRANSACTIONS CERTIFICATE


         The undersigned certifies as follows (initial the appropriate alternatives):

         -> The statement(s) attached hereto (or previously submitted) reflect all of the brokerage transactions consummated for the undersigned's Personal Account (as defined below) during the months of _________________ 2000. _______ (INITIAL)

         OR



         -> No transactions have been consummated for the undersigned's Personal Account (as defined below) during the months of _________________, 1999._______ (INITIAL)

         -> For purposes of this Certificate, the undersigned's "Personal Account" shall include each account of the undersigned's spouse, minor children or any other person residing in the same household as the undersigned and any other account in which the undersigned has a beneficial interest. Notwithstanding the foregoing, transactions relating to the following need not be reported: (i) any account over which neither ALLEGIANCE nor any "advisory representative" of ALLEGIANCE (as defined in Rule 204-2(a)(12) of the Investment Advisers Act of 1940) has direct or indirect influence or control, (ii) any securities which are direct obligations of the United States, and (iii) equity securities issued by mutual funds (other than mutual funds for which the Company may act as adviser). My signature below confirms that I have not executed or caused to be executed any transaction based upon inside information. _______ (INITIAL)

         -> No other transactions have been executed by me or on behalf of any of my Personal Accounts. _______ (INITIAL)




         OR


         -> Transactions in addition to those shown on my brokerage statements have occurred. Copies of documents showing these transactions are also attached to this certificate. _______ (INITIAL)

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________, 2000.





                                               _________________________________
                                               Employee

                             EXHIBIT 5 TO APPENDIX F


                            ALLEGIANCE CAPITAL, INC.
                              ANNUAL CERTIFICATION





           I hereby certify that during calendar year ____ I have complied with my obligations under the Allegiance Capital, Inc. ("ALLEGIANCE") Code of Ethics (the "Code of Ethics") as in effect during that period, including the obligations not to purchase or sell Publicly Traded Securities on the basis of material, nonpublic information in my possession and to provide the Compliance Officer with duplicate confirmations, monthly reports and quarterly reports reflecting all purchases and sales of Publicly Traded Securities for my Personal Accounts.


           I further certify that I have provided to ALLEGIANCE a list of all of my Personal Accounts, including all brokerage accounts in which I (or others whose accounts are deemed to be my Personal Accounts) place my (or their) own trades.


           Capitalized terms used without definition in this Certification have the meanings given to them in the Code of Ethics.





Dated:  ___________________    ___________________________________________

                                               Signature



___________________________________________
Name of Employee (typed or printed)

                  CODE OF ETHICS AND PERSONAL INVESTMENT POLICY

                                       FOR

                             LAZARD ASSET MANAGEMENT

                                  A DIVISION OF

                           LAZARD FRERES & CO. LLC AND

                     CERTAIN REGISTERED INVESTMENT COMPANIES



Lazard Asset Management ("LAM"), a division of Lazard Freres & Co. LLC ("LF&Co."), and those U.S.-registered investment companies advised or managed by LAM that have adopted this policy ("Funds"), have adopted this policy in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between Managing Directors and employees and LAM's clients (including the Funds), and between Fund directors or trustees ("Directors") and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act"), to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. ALL MANAGING DIRECTORS AND EMPLOYEES OF LAM, INCLUDING EMPLOYEES WHO SERVE AS FUND OFFICERS OR DIRECTORS, ARE "COVERED PERSONS" UNDER THIS POLICY. Additionally, all Directors are subject to this policy as indicated below.

I. STATEMENT OF PRINCIPLES. All Covered Persons owe a fiduciary duty to LAM's clients when conducting their personal investment transactions. Covered Persons must place the interest of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons and Directors may not take inappropriate advantage of their positions.

Covered Persons are reminded that they also are subject to other policies of LAM and of LF&Co., including policies on insider trading, the purchase and sale of securities listed on any applicable restricted list, the receipt of gifts and service as a director of a publicly traded company. Covered Persons must never trade in a security while in possession of material, non-public information about the issuer or the market for those securities, even if the Covered Person has satisfied all other requirements of this policy.

The Chief Executives of LAM have appointed the Chief Compliance Officer as the person who shall be responsible for the implementation of this Code of Ethics and Personal Investment Policy and all record-keeping functions mandated hereunder, including the review of all initial and annual holding reports as well as the quarterly transactions reports described below. The Chief Compliance Officer may delegate this function to others in the Compliance Department, and shall promptly report to the Chief Executives all violations of, or deviations from, this policy.

II. PERSONAL SECURITIES ACCOUNTS.

A. Covered Accounts. This policy applies to all "Personal Securities Accounts." These include:

1. Accounts in the Covered Person's or Director's name or accounts in which the Covered Person or Director has a direct or indirect beneficial interest (a definition of Beneficial Ownership is included in Exhibit A);

2.       Accounts in the name of the Covered Person's or Director's spouse;

3. Accounts in the name of children under the age of 18, whether or not living with the Covered Person or Director, and accounts in the name of relatives or other individuals living with the Covered Person or Director or for whose support the Covered Person or Director is wholly or partially responsible (together with the Covered Person's or Director's spouse and minor children, "Related Persons"); (1)

4. Accounts in which the Covered Person or Director or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions.

B. Exceptions to Covered Accounts. For purposes of this Policy, Personal Securities Accounts shall not include:

1. Accounts at mutual fund companies that hold only shares of open-end funds purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this policy;

2. Estate or trust accounts in which a Covered Person, Director, or Related Person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the person with regard to investment decisions prior to execution.

3. Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted if, (i) for Covered Persons and Related Persons, the


--------------------------------------------------------------------------
(1) Unless otherwise indicated, all provisions of this Code apply to Related Persons.

         Covered Persons receives permission from the Compliance Department and a Managing Director, and (ii) for all persons covered by this Code, there is no communication between the adviser to the account and such person with regard to investment decisions prior to execution. Covered Persons with managed accounts must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

4. Covered Persons and Directors may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Covered Persons must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Covered Persons also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department;

5. Other accounts over which the Covered Person or Director has no direct or indirect influence or control.

III. OPENING AND MAINTAINING EMPLOYEE ACCOUNTS. All Covered Persons and their Related Persons must maintain their Personal Securities Accounts at LF&Co. ("Inside Accounts"). For Related Persons who, by reason of their employment, are required to conduct their securities transactions in a manner inconsistent with this policy, or in other exceptional circumstances, Covered Persons may submit a request for exemption to the Compliance Department. If approval is granted to maintain an account outside LF&Co. ("Outside Accounts"), the Compliance Department will send a letter to the broker-dealer that will be housing the account granting permission for the employee to hold an account at that firm, and directing the broker-dealer to send copies of trade confirmations and monthly statements to the LAM Compliance Department. All other provisions of this policy will continue to apply to such Outside Accounts.

IV. SECURITIES COVERED. SECURITIES covered by this policy are stocks, bonds, shares of closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a security. "SECURITY" also includes securities that are "related" to a security being purchased or sold by a LAM client. A "RELATED SECURITY" is one whose value is derived from the value of another security (e.g., a warrant, option, or an indexed instrument).

For purposes of this policy, the definition of SECURITY DOES NOT INCLUDE shares of registered open-end investment companies, shares of registered open-end unit investment trusts, U.S. Treasury obligations, mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

V. RESTRICTIONS. The following restrictions apply to trading for Personal Securities Accounts of Covered Persons and Related Persons:

1. No transactions for a Personal Securities Account may be made in a security that is on LF&Co.'s Restricted List;

2. No security may be purchased or sold in any Personal Securities Account seven (7) calendar days before or after a LAM client account trades in the same security.

3. Securities transactions must be for investment purposes rather than for speculation. Consequently, Covered Persons may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days (i.e., the security may be sold on the 61st day), calculated on a First In, First Out (FIFO) basis. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of the Covered Person's supervising Managing Director and the Chief Compliance Officer, and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss or in break-even status.

4. No transaction for a Personal Securities Account may be made in securities offered pursuant to a public offering.

5. Securities offered pursuant to a private placement may not be purchased for Personal Securities Accounts without the approval of a LAM Chief Executive and the Chief Compliance Officer. In connection with any decision to approve such a private placement, the Compliance Department will prepare a report of the decision that explains the reasoning for the decision and an analysis of any potential conflict of interest. Any Covered Person receiving approval to acquire securities in a private placement must disclose that investment when the Covered Person participates in a LAM client's subsequent consideration of an investment in such issuer and any decision by or made on behalf of the LAM client to invest in such issuer will be subject to an independent review by investment personnel of LAM with no personal interest in the issuer.

6. Absent approval from the appropriate compliance personnel, Covered Persons are prohibited from engaging in the trading of options or futures and from engaging in speculative trading, as opposed to investment activity. The Covered Person must wait 60 days from the date of the opening transaction before effecting the closing transaction.

7. Covered Persons are prohibited from engaging in short sales of any security.

8. No transaction may be made in violation of the Material Non-Public Information Policies and Procedures as outlined in Chapter X of LF&Co.'s Compliance Manual; and

9. Covered Persons may not serve on the board of directors of any corporation (other than a not-for-profit corporation or a related Lazard entity) without the prior approval of a LAM Chief Executive and the Chief Compliance Officer.

VI. PROHIBITED RECOMMENDATIONS. No Covered Person shall recommend or execute any securities transaction for any client account, or, in the case of a Director, for the Director's Fund, without having disclosed, in writing, to the Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers. Prior written approval of such recommendation or execution also must be received from the Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:

1. Any direct or indirect beneficial ownership of any securities of such issuer;

2. Any contemplated transaction by the person in such securities; 3. Any position with such issuer or its affiliates; or 4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

VII. TRANSACTION APPROVAL PROCEDURES. All transactions by Covered Persons (including Related Persons) in Personal Securities Accounts must receive prior approval as described below. To pre-clear a transaction, Covered Persons must:

1. Electronically complete and "sign" a "New Equity Order" or "New Bond Order" trade ticket located in the Firm's Lotus-Notes e-mail application under the heading "Employee Trades." The ticket should be directed to the Covered Person's supervising Managing Director, or, in the absence of the supervising Managing Director, to another LAM Managing Director or one of the LAM Directors designated in the database.

2. Upon review and approval of the request by the designated supervisor, the Covered Person will receive an automatic e-mail notification informing her/him that the trade has been approved or rejected.

3. Following the supervisor's approval, the ticket will be automatically transmitted to the Compliance Department where it will be processed and, if approved, routed to the trading desk for execution, provided the employee selected the "Direct Execution" option when completing the ticket.

The cut-off time for receipt of supervisor-approved tickets in the Compliance Department is 9:30 a.m. each trading day. Any ticket received after this time will be processed for execution the next trading day. It is the responsibility of each Covered Person to ensure that tickets sent to a supervisor for approval receive the supervisor's timely attention.

NOTE

In completing a ticket, if the employee does not select the "Direct Execution" button, the ticket will be returned to her/him after Compliance approval for submission to the trading desk. In such case, the trade must be submitted within 48 hours or it will expire and be null and void.

VIII. ACKNOWLEDGMENT AND REPORTING.

1. Within 10 days of becoming a Covered Person or Director, such Covered Person or Director must submit to the Compliance Department an acknowledgement that they have received a copy of this policy, and that they have read and understood its provisions. See Exhibit B for the form of Acknowledgement.

2. Within 10 days of becoming a Covered Person, all LAM personnel must submit to the Compliance Department a statement of all securities in which such Covered Person has any direct or indirect beneficial ownership. This statement must include (i) the title, number of shares and principal amount of each security, (ii) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered Person. Such information should be provided on the form attached as Exhibit B.

3. Within 10 days after the end of each calendar quarter, provide information to the Compliance Department relating to securities transactions executed during the previous quarter for all securities accounts. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         Note: Covered Persons satisfy this requirement by holding their personal securities accounts at LF&Co.

4. Each Covered Person shall submit an annual report to the Compliance Department showing as of a date no more than 30 days before the report is submitted (1) all holdings in securities in which the person had any direct or indirect beneficial ownership and (2) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person or Related Persons.

         Note: Covered Persons satisfy this requirement by certifying annually that all transactions during the year were executed in Internal Accounts or Outside Accounts for which the Compliance Department receives confirmations and periodic statements.

5. All Covered Persons and Directors are required to certify annually that they have (i) read and understand this policy and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this policy and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics and Personal Investment Policy.

IX. FUND DIRECTORS. A Director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make reports solely by reason of being a Director, is required to make the quarterly transactions reports required by Section VIII(3.) as to any security if at the time of a transaction by the Director in that security, he/she knew, or in the ordinary course of fulfilling his/her official duties as a Fund Director, should have known that during the 15-day period immediately preceding or following the date of that transaction, that security was purchased or sold by that Director's Fund or was being considered for purchase or sale by that Director's Fund.

X. EXEMPTIONS.

1. Purchases or sales of securities which receive the prior approval of the Chief Compliance Officer (upon consultation with a supervising Managing Director as appropriate) may be exempted from certain restrictions if such purchases or sales are not likely to have any economic impact on any client account managed or advised by LAM.

2. Section V(2) (blackout period) shall not apply to any securities transaction, or series of related transactions, involving the greater of an aggregate transaction amount of US $25,000, or 500 shares or less in the aggregate of any security, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than US $5 billion ("Large Cap/De Minimus exemption").

XI. SANCTIONS. The Compliance Department shall report all violations of this Code of Ethics and Personal Investment Policy to the LAM Chief Executives, who may impose such sanctions as they deem appropriate, including, among other things, a letter of censure, fine or suspension or termination of the employment of the violator.

XII. CONFIDENTIALITY. All information obtained from any person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XIII. RETENTION OF RECORDS. All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 204-2 under the Advisers Act and Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

XIV. BOARD REVIEW. Fund management shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

XV. OTHER CODES OF ETHICS. To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XVI. AMENDMENTS.

(A) COVERED PERSONS. Unless otherwise noted herein, this policy shall become effective as to all Covered Persons on August 15, 2000. This policy may be amended as to Covered Persons from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

(B) FUND DIRECTORS. This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the Directors of a Fund shall become effective as to the Directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund.

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                  "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.       Your ownership of a vested interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                                                                       EXHIBIT B
                             LAZARD ASSET MANAGEMENT
                    ACKNOWLEDGEMENT & INITIAL HOLDINGS REPORT
      PURSUANT TO CODE OF ETHICS AND PERSONAL INVESTMENT POLICY ("POLICY")

THIS REPORT MUST BE COMPLETED AND RETURNED TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF EMPLOYMENT.

NAME:                                   DATE OF EMPLOYMENT:
    -----------------------------                          ---------------------
    (PLEASE PRINT)

BROKERAGE ACCOUNT INFORMATION:

[ ] I do not have a beneficial interest in any account(s) with any financial services firm.

[ ] I maintain the following brokerage account(s). Please list any broker, dealer or bank, which holds securities for your direct or indirect benefit as of the date of your employment.


Name of Financial Services Firm and Address            Account Title              Account Number




SECURITIES HOLDINGS INFORMATION:

Complete the following (or attach a copy of your most recent statements(s)) listing all of your securities holdings as of the date of your employment. If attaching statement(s), please be sure to include any additional securities purchased since the date of the statement. Open-ended mutual funds and U.S. Government securities do not need to be disclosed. For a list of other securities not required to be reported, please see Section IV. of the Policy.


Title of Security          Ticker Symbol          # of Shares            Principal Amt.         Held Since       Broker Name




[ ]      I have no securities holdings to report.

I certify that I have received a copy of the Policy, and that I have read and understood its provisions. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my initial date of employment.

Signature:_____________________________________       Date:_____________________

                           NAVELLIER MANAGEMENT, INC.

                                 CODE OF ETHICS






         This Code of Ethics ("Code") is adopted by:

         Navellier Management, Inc. a registered investment adviser under the Investment Company Act of 1940.

                         STATEMENT OF GENERAL PRINCIPLES

         This Code is adopted in recognition of the general fiduciary principles that govern personal investment activities of all individuals associated with the Adviser.

         It is the duty of all individuals associated with the Adviser at all times to place the interests of the Trust's shareholders first. Priority must be given to the Trust's trades over personal securities trades.

         Individuals are prohibited from trading on the basis of material non-public information as defined by federal courts and the SEC in interpreting Rule 10b-5 under the Securities Exchange Act of 1934. Individuals are also prohibited from trading in their personal accounts before trades in a Portfolio of the Trust for the same security ("front-running").

         All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

         Individuals should not take advantage of their positions with the Adviser.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.  General Prohibitions                                                                     1

2.  Definitions                                                                              1
           Access Person                                                                     1
           Advisory Person                                                                   1
           Beneficial Interest                                                               1
           Blind Trust                                                                       2
           Compliance Department                                                             2
           Day                                                                               2
           For his or her own account                                                        2
           Immediate Family                                                                  2
           Investment Company                                                                2
           Investment Personnel                                                              2
           Related Issuer                                                                    2
           Security                                                                          2

3.  Required Compliance Procedures                                                           3
           3.1 Preclearance of Securities Transactions by Access Persons                     3
           3.2 Post-Trade Monitoring of Precleared Transactions                              3
           3.3 Disclosure of Personal Holdings                                               3
           3.4 Certification of Compliance With Code of Ethics                               4

4.  Restrictions and Disclosure Requirements                                                 4
           4.1 Initial Public Offerings                                                      4
           4.2 Private Placements                                                            4
           4.3 Blackout Periods                                                              4
           4.5 Same Day Price Switch                                                         5
           4.6 Gifts                                                                         6
           4.7 Service as Director of Publicly Traded Companies                              6
           4.8 Insider Trading - Prevention of Misuse of Non-Public Information              6

5.  Procedures with Regard to Dissemination of Information                                   7

6.  Reporting by Access Persons                                                              7
           6.1 General Requirement                                                           7
           6.2 Contents                                                                      7

7.  Compliance Department                                                                    8

8.  Annual Report to Board of Trustees                                                       8

9.  Implementation                                                                           9
           9.1  Forms                                                                        9
           9.2  Exceptions                                                                   9



1.  General Prohibitions

No individual associated with the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust, shall:

         Employ any device, scheme or artifice to defraud such Trust;

         Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Portfolio of the Trust;

         Engage in any manipulative practice with respect to such Portfolio;

         Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

         Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2.  Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

         Access Person - all directors, officers, or Advisory Persons of the Adviser.

         Advisory Person - any employee of the Adviser, (or of any company in a control relationship to the Adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any Portfolio of the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         Beneficial Interest - a person has a beneficial interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a beneficial interest when the securities in the account are held:

                  (i)      in his or her name;

                  (ii)     in the name of any of his or her Immediate Family;

                  (iii) in his or her name as trustee for himself or herself or for his or her Immediate Family;

                  (iv) in a trust in which he or she has a beneficial interest or is the settlor with a power to revoke;

                  (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

                  (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

                  (vii)    by a partnership of which he or she is a member;

                  (viii) by a corporation which he or she uses as a personal trading medium;

                  (ix)     by a holding company which he or she controls; or

                  (x) any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a beneficial interest in any securities must submit a written request to the Compliance Department explaining the reasons therefor. Any disclaimers granted by the Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted.

         Blind Trust - a trust in which an Access Person or employee has a beneficial interest or is the settlor with a power to revoke, with respect to which the Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with Adviser or any affiliate of Adviser and not a relative of such Access Person or employee.

         Compliance Department - Adviser's Compliance Department.

         Day - a calendar day.

         For his or her own account - transactions in securities held in an individual's own name or for any account in which he or she has a beneficial interest.

         Immediate Family - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

         Investment Company - each registered investment company and series thereof for which the Adviser is the investment adviser.

         Investment Personnel - any Access Person who, in connection with his or her regular functions or duties, provides information and advice to the Trust or advisory accounts or who helps execute the Adviser's decisions.

         Related Issuer - an issuer with respect to which an Investment Personnel or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or (ii) is related to any officer, director or employee of such issuer.

         Security - any option, stock or option thereon, instrument, bond, debenture, pre-organization certificate, investment contract, any other interest commonly known as a security, and any security or instrument related to, but not necessarily the same as, those held or to be acquired by a Portfolio; provided, however, that the following shall not be considered a "security": securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, commodities, futures, and options on futures.

3.  Required Compliance Procedures

         3.1 Preclearance of Securities Transactions by Access Persons.

         (a) Every Access Person and member of his or her Immediate Family must obtain prior approval from the Compliance Department before executing any personal securities transaction for his or her own account. Before executing any such transaction, the Compliance Department shall determine that:

                  (i) No Investment Company has a pending "buy" or "sell" order in that security;

                  (ii) The security does not appear on any "restricted" list of the Adviser; and

                  (iii) Such transaction is not short selling or option trading that is economically opposite any pending transaction for any Investment Company.

         (b) The following securities are exempt from preclearance requirements:

                  (i) Securities transactions where neither the Access Person nor his or her Immediate Family knows of the transaction before it is completed;

                  (ii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                  (iii) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

                  (iv)     Repurchase agreements;

                  (v) Options on the Standard & Poor's "500" Composite Stock Price Index; and

                  (vi) Other securities that may from time to time be so designated in writing by the Compliance Department.

         (c) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

         3.2 Post-Trade Monitoring of Precleared Transactions.

         After the Compliance Department has granted preclearance to an Access Person or member of his or her Immediate Family with respect to any personal securities transaction, the investment activity of such Access Person and member of his or her Immediate Family shall be monitored by the Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

         3.3 Disclosure of Personal Holdings.

         All Investment Personnel are required to disclose all their personal securities holdings and those of their Immediate Family to the Compliance Department upon commencement of employment and thereafter on an annual basis.

         3.4 Certification of Compliance With Code of Ethics.

         All Access Persons are required to certify annually in writing that they have:

         (a) read and understand the Code of Ethics and recognize that they are subject thereto;

         (b) complied with the requirements of the Code of Ethics;

         (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code; and

         (d) with respect to any blind trusts in which such person has a beneficial interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4.  Restrictions and Disclosure Requirements

         4.1 Initial Public Offerings.

         All Investment Personnel and members of their Immediate Family are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Portfolio.

         4.2 Private Placements.

         (a) No Investment Personnel or member of his or her Immediate Family may acquire any securities in private placements without prior written approval by the Compliance Department.

         (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Trust or Portfolio and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Portfolio.

         (c) An Investment Personnel who has (or a member of whose Immediate Family has) acquired securities in a private placement is required to disclose such investment to the Compliance Department when such Investment Personnel plays a part in any subsequent consideration of an investment in the issuer for any Portfolio of the Trust. In any such circumstances, the decision to purchase securities of the issuer for a Portfolio of the Trust is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Compliance Department.

         4.3 Blackout Periods.

         (a) No Access Person or member of his or her Immediate Family may execute a securities transaction on a day during which any Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn; provided, however, that this prohibition shall not apply to an Access Person for de minimis transactions (e.g., transactions involving a relatively small number of shares of a company with a large market capitalization and high average daily trading volume).

         (b) No Portfolio Manager or member of his or her Immediate Family may buy or sell a security for his or her own account within seven (7) Days before or after a Portfolio that he or she manages trades in that security, provided, however, that this prohibition shall not apply to:

                  (i) Securities transactions effected in any account over which such employee has no direct or indirect influence or control, including blind trusts;

                  (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Portfolio;

                  (iii) Securities transactions where neither the Portfolio Manager nor his or her Immediate Family knows of the transaction before it is completed;

                  (iv) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                  (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

                  (vi)     Repurchase agreements;

                  (vii) Options on the Standard & Poor's "500" Composite Stock Price Index; and

                  (viii) Other securities that may from time to time be so designated in writing by the Compliance Department.

         (c) Any profits on trades within the proscribed periods shall be disgorged to the Portfolio.

         (d) The foregoing blackout periods should not operate to the detriment of any Investment Company. Without limiting the scope or meaning of this statement, the following procedure is to be implemented under extraordinary situations:

                  (i) If a Portfolio Manager of a Portfolio or member of his or her Immediate Family has executed a transaction in a security for his or her own account and within seven (7) Days thereafter such security is considered for purchase or sale by such Portfolio, such Portfolio Manager shall submit a written memorandum to the Compliance Department prior to the entering of the purchase or sale order for the Portfolio. Such memorandum shall describe the circumstances underlying the consideration of such transaction for the Portfolio.

                  (ii) Based on such memorandum and other factors it deems relevant under the specific circumstances, the Compliance Department shall have authority to determine that the prior transaction by the Portfolio Manager or member of his or Immediate Family for his or her own account shall not be considered a violation of the provisions of paragraph (b) of this section.

                  (iii) The Compliance Department shall make a written record of any determination made under paragraph (d)(ii) of this section, including the reasons therefor. The Compliance Department shall maintain records of any such memoranda and determinations.

         4.5 Same Day Price Switch.

         (a) If any employee of the Adviser or member of his or her Immediate Family purchases a security (other than a fixed income security) for his or her own account, and subsequent thereto a Portfolio purchases the same security during the same day, then, to the extent that the price paid per share by the Portfolio for such purchase is less favorable than the price paid per share by such employee, the Portfolio shall have the benefit of the more favorable price per share.

         (b) If any such employee or member of his or her Immediate Family sells a security for his or her own account and subsequent thereto a Portfolio sells the same security during the same day, then, to the extent that the price per share received by the Portfolio for such sale is less favorable than the price per share received by the employee, the Portfolio shall have the benefit of the more favorable price per share.

           (c) An amount of money necessary to effectuate the price adjustment shall be transferred from the account of the employee subject to the price adjustment policies, to the Portfolio's account. The price adjustment shall be limited to the number of shares purchased or sold by the employee or the number of shares purchased or sold by the Portfolio, whichever is smaller.

         (d) Notwithstanding the foregoing, price switching shall not apply to:

                  (i) Securities transactions effected in any account over which such employee has no direct or indirect influence or control, including blind trusts;

                  (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Portfolio;

                  (iii) Securities transactions where neither the employee nor his or her Immediate Family knows of the transaction before it is completed;

                  (iv) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                  (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

                  (vi)     Repurchase agreements;

                  (vii) Options on the Standard & Poor's "500" Composite Stock Price Index; or

                  (viii) Other securities that may from time to time be so designated in writing by the Compliance Department.



         4.6 Gifts.

         (a) All Access Persons and employees are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust in any one year.

         (b) All gifts must be reported in writing to the Compliance Department no more than 30 days after the end of each calendar quarter.

         (c) The foregoing restrictions do not apply to customary and occasional
(i) business meals, (ii) tickets to sports or cultural events, or (iii) business entertainment.

         4.7 Service as Director of Publicly Traded Companies.

         Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies, absent prior authorization based upon the determination that such board service would not be inconsistent with the interests of the Trust and its shareholders.

         4.8 Insider Trading - Prevention of Misuse of Non-Public Information

         In accordance with Section 204A of the Investment Advisers Act of 1940, the following procedures are adopted to prevent the misuse of non-public information.

         All employees of the Adviser are prohibited from trading on material non-public information, as defined by federal courts and the SEC interpreting Rule 10b-5 under the Securities Exchange Act of 1934 for their personal accounts or on behalf of the Trust or any advisory accounts. Neither will such employee disclose such information to anyone other than legal counsel.

         "Material non-public information" is any information: (i) about a company, or (ii) the market for the company's securities, (iii) which has come directly or indirectly from the company or from an outsider to the company in a position to influence the market for the securities of the company, (iv) which has not been disclosed generally to the marketplace, (v) the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by a reasonable investor in determining whether to trade in such securities.

         "Material information" is generally defined as information which there is a substantial likelihood that a reasonable investor would consider is important in making his or her investment decisions, or information which is reasonably certain to have an effect on the price of a company's securities. Employees should assume that information is "material" if it relates to such matters as dividend increases or decreases, earnings estimates, significant expansion or curtailment of operations, significant increase or decline in orders for products of the company, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary management changes or the purchase or sale of substantial assets.

         Material information can, of course, come directly from the company or its affiliates, professional advisers or others associated with the company who may be considered "insiders" ("inside information"). However, it can also come from a complete outsider to the company who is in a position to affect the market price of the securities of the company ("market information"). For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates when reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

         "Non-Public information" is information about a company which is known to a select number of people and has not been disclosed to the public generally. An employee should consider material information to be non-public unless he or she can identify the manner in which the information has been made public; for example, its being announced on the broad tape, contained in a report filed with the SEC, or published in a trade journal or a widely circulated newspaper.

5. Procedures with Regard to Dissemination of Information.

         Access Persons are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Portfolios except to persons whose responsibilities require knowledge of the information.

6. Reporting by Access Persons.

         6.1 General Requirement.

         Every Access Person shall report to the Compliance Department the information described in Section 6.2 with respect to transactions in any security in which such Access Person or member of his or her Immediate Family has, or by reason of such transaction acquires, any direct or indirect beneficial interest; provided, however, that no report is required with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         6.2 Contents.

         Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                  (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii)    The price at which the transaction was effected; and

                  (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect beneficial interest in the security to which the report relates.

7. Compliance Department

         The Adviser's Compliance Department shall be responsible for implementation of this Code of Ethics.

         Any person who has knowledge of any violation of this Code shall report said violation to the Compliance Department.

         The Compliance Department shall provide the management of the Adviser with such reports as are required herein or as are requested by management.

         A quarterly report shall be provided to the Trustees of the Trust certifying that except as specifically disclosed to the Compliance Department, the Compliance Department knows of no violation of this Code. A representative of the Compliance Department shall attend meetings of the Trustees no less frequently than quarterly to report on the implementation of this Code.

         The Adviser shall have authority to impose sanctions for violations of this Code. Such recommendations may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the officer designated by the Adviser deems to be appropriate. All such recommendations shall be submitted to the management of the Adviser.

8. Annual Report to Board of Trustees.

         The Adviser shall prepare an annual report to the Board of Trustees of the Trust that:

                  (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  (ii) identifies any violations requiring significant remedial action during the past year; and

                  (iii) identifies any recommended changes in existing restrictions or procedures based upon the Adviser's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.


9. Implementation.

         9.1 Forms.

         The Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

         9.2 Exceptions.

         Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing and reported to the Compliance Department.

                         Roxbury Capital Management, LLC


                                 CODE OF ETHICS










    100 Wilshire Blvd., Suite 600, Santa Monica, CA 90401 Tel: (310) 917-5600
                                  Rev. 2/15/00

                                 CODE OF ETHICS




                    Revised Effective Date: February 15, 2000

I. PREAMBLE

This Code of Ethics is being adopted to effectuate the purposes and objectives of Sections 204A and Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204-2 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act"). Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers, including Roxbury Capital Management, LLC ("Roxbury"). Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of certain persons employed by investment advisers. Section 206 of the Advisers Act makes it unlawful, among other things, for Roxbury and its employees in connection with the purchase or sale by such person of a security held or to be acquired by Roxbury for a client:

                  (1) To employ any device, scheme or artifice to defraud any client or prospective clients;

                  (2) To make any untrue statement of a material fact or omit to state to a client or prospective client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

                  (3) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or

                  (4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

Rule 17j-1 also requires an adviser to an investment company adopt a written code of ethics containing provisions reasonably necessary to prevent persons from violating the above standard and to prevent violations of its code of ethics. This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and to assure that Roxbury's clients interests are considered first. This Code also establishes procedures reasonably necessary to prevent violations of this Code.

It is Roxbury's policy not to permit its officers and/or employees or their immediate family members to benefit from trading done for its clients at the expense of clients. However, Roxbury does allow officers and employees including their family members to own, purchase and/or sell securities which Roxbury purchases or sells for client accounts subject to the rules contained herein. Roxbury believes such a policy creates a commonality of interest between the clients and Roxbury's officers and employees.

In addition, Roxbury permits employees to invest in Roxbury and in privately offered, pooled investment vehicles that invest only in publicly traded securities and are managed or advised by Roxbury because such investments do not present the conflicts of interest involved in the purchase of other privately offered securities that Rule 17(j)-1 was designed to prevent. Therefore, Roxbury hereby pre-approves the purchase by an Employee-Related Account or Employee Client Account, as those terms are defined herein, of an interest in Roxbury or in any privately offered, pooled investment vehicle that invests only in publicly traded securities and is managed or advised by Roxbury.

It is the desire of Roxbury that the Code of Ethics be conscientiously followed and effectively enforced. The prime responsibility for following it rests with each employee. While Roxbury will oversee compliance with the Code of Ethics, a conscientious and professional attitude on the part of each employee will ensure that Roxbury fulfills the highest ethical standards.


II. PERSONAL TRADING POLICY

         A.       DEFINITIONS

                  1.       BENEFICIAL OWNERSHIP ACCOUNT

                  A Beneficial Ownership Account means an account in which the employee has a beneficial ownership interest as that term is defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. See Appendix A for a copy of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

                  2.       CLIENT ACCOUNT

                  A "Client Account" means an account that meets all of the following requirements:

                           a.       The client has signed an investment
                                    management or investment advisory agreement with Roxbury; and

                           b. The account is not owned by a person related to an employee; provided, however, that any pooled investment vehicle managed or advised by Roxbury in which any Roxbury employee has an ownership interest shall, nevertheless, be considered a "Client Account."

                  3.       EMPLOYEE-RELATED ACCOUNT

                  An "Employee-Related Account" refers to an account, except an Employee Client Account, for any of the following persons:

                           a. the employee regardless of whether his principal office is in Santa Monica, California or elsewhere;

                           b.       the employee's spouse;

                           c.       the employee's minor child or children;

                           d. any other relative of the employee or employee's spouse, sharing the same home as the employee;

                           e. any entity or individual for whom/which the employee acts as trustee, executor or agent; or

                           f. any other account for which the employee has discretionary authority to trade except a Client Account or an Employee Client Account. For example, if an employee has authority to place a trade for a parent's account and the account is not an Employee Client Account, such an account would be an Employee-Related Account and the Code of Ethics would apply to all transactions in such an account.

                  4.       EMPLOYEE CLIENT ACCOUNT

                  "Employee Client Account" means an account that meets all of the following requirements:

                           a. The account is owned by an employee or a person related to the employee;

                           b. The account is managed and traded by a Roxbury employee(s) who is not related to the owner of the account;

                           c. The account has signed an investment management agreement with Roxbury; and

                           d. The account has been approved as an Employee Client Account by personnel designated by the Compliance Committee ("Compliance Designee").




                  5.       SECURITY

                  "Security" means any interest or instrument commonly known as a security, including stocks, bonds, notes, options, warrants, Securities acquired in privately placed offerings, financial commodities, other derivative products and interest in limited partnerships, limited liability companies or other business ventures, except for purposes of this Code of Ethics, the term "Security" does not include any U.S. government obligation or the shares of any registered open-end mutual fund.

                  6. "Trading Program" means the purchase or sale of a Security across the majority of existing Client Accounts managed in a particular investment style. In addition, Institutional Accounts, Private Client Group Accounts and Wrap Accounts shall each be considered a different investment style for the purpose of defining a "Trading Program." A Trading Program does not include purchases or sales of Securities for new Client Accounts or as a result of additions to, or withdrawals from, one or more Client Accounts.

         B.       PROHIBITED TRANSACTIONS FOR EMPLOYEE RELATED ACCOUNTS.

                  No Employee Related Account shall:

                  1. Purchase or sell any publicly traded Security without the prior written approval of the Compliance Designee on the same day as the transaction occurs. (See Section II.B.13 below for the rules regarding private placement transactions.) Prior to granting approval, the Compliance Designee shall take necessary steps to be sure that Roxbury is not purchasing or selling for any Client Account, the Security requested to be purchased or sold by the Employee-Related Account and that the proposed transaction is in compliance with the other provisions of Section II.B of this Code. A Pre-Clearance Form in the form of Exhibit F attached hereto must be filled out and signed by the Compliance Designee and will be valid only for the remainder of the business day on which the approval was given. If an employee is unable to complete the trade before the end of the business day, the employee will need to obtain approval on the next day that the employee wishes to make the purchase or sale. If an employee places a "limit order" on the transaction and the order is not completed during the day on which the approval is given, the remaining order must be re-approved by the Compliance Designee.

                  2. Purchase any Security that Roxbury is purchasing for any Client Accounts pursuant to a Trading Program until all purchases for Client Accounts pursuant to the Trading Program have been completed.

                  3. Purchase any Security that is being sold pursuant to a Trading Program until five (5) business days after all sales for Client Accounts pursuant to the Trading Program have been completed.

                  4. Sell any Security that Roxbury is selling for any Client Accounts pursuant to a Trading Program until all sales for Client Accounts pursuant to the Trading Program have been completed.

                  5. Sell any Security that is being purchased pursuant to a Trading Program until five (5) business days after all purchases for Client Accounts pursuant to the Trading Program have been completed.

                  6. Purchase or sell any Security that Roxbury is purchasing or selling for any Client Accounts other than as a result of a Trading Program, on any given day until all orders for such purchases or sales have been completed.

                  7. Purchase or sell any Securities on the "Watch List" even if Roxbury currently holds the Security for Client Accounts. The Watch List comprises Securities Roxbury is closely observing with anticipation of imminent action in on behalf of Client Accounts.

                  8. Purchase or sell any options without the prior written approval of the Compliance Designee except that employees may receive options to purchase interests in Roxbury Capital Management.


                  9.Sell short any Security without the prior written approval of the Compliance Designee.

                  10. Sell any Security until at least 30 days after it has been purchased without the prior written approval of the Compliance Designee.

                  11. Purchase any Security in an initial public offering ("IPO") unless: (a) the reason the Employee-Related Account has access to the IPO is not related to the employee's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing and given a written justification for his decision.

                  12. Purchase any Security in an initial secondary offering unless: (a) the reason the Employee-Related Account has access to the secondary offering is not related to the employee's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing.

                  13. Purchase or sell any Security in a private placement of Securities unless:

                           (a) the Security is an option to purchase an interest, or an interest, in Roxbury Capital Management;

                           (b) the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities; or

                           (c) the Compliance Designee has approved the private placement transaction in writing and given a written justification for his decision including a written explanation of why the private placement transaction is not appropriate for any Client Account or Roxbury's 401(k) plan.

                  If an Analyst or a member of the Investment Committee has an Employee-Related Account that owns a Security acquired in a private placement transaction, such Analyst or Investment Committee member shall not vote or participate in any analysis or decision-making concerning such Security. (See Section II.F.1 for disclosure obligations.)

                  14. Purchase or sell any Security in a block trade in which Client Accounts participate.

                  The above prohibitions shall apply to all Securities transactions except the following:

                           (1) Transactions that result from an automatic dividend reinvestment plan;

                           (2) Purchases effected upon the exercise of rights issued by an issuer pro rated to all holders of a class of its Securities and sales of such rights so acquired; or

                           (3) Transactions over which the employee has no control, including a margin call if the brokerage firm has the authority to determine, in its sole discretion, the Security(ies) to be sold.

         C.       PROHIBITED TRANSACTIONS FOR EMPLOYEE CLIENT ACCOUNTS.

                  No Employee Client Account shall:

                  1.       Purchase any Security in an IPO; and

                  2. Purchase or sell any Security in a private placement of Securities unless the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities.

         D.       OTHER PROHIBITIONS.

                  1. No employee shall violate Section 206 of the Advisers Act or Section 17(j) of the Investment Company Act of 1940 or the rules thereunder.

                  2. No employee may have discretionary authority over trading or management of a client account that is related to the employee.

                  3. No employee may accept gifts of more than de minimis value from any person or entity that does business with Roxbury. De minimis value will be considered to be $500. Employees receiving gifts of over $500 must report them to the Compliance Designee.

                  4. No employee shall give or offer to give anything of value to any person for the purpose of influencing the price of any Security. 5. No employee shall serve on a Board of Directors of any public company without the prior written approval of the Compliance Designee.

         E.       THE WATCH LIST

                  THE WATCH LIST IS COMPRISED OF SECURITIES ROXBURY IS CLOSELY OBSERVING AND ANTICIPATING IMMINENT ACTION IN ON BEHALF OF CLIENTS' ACCOUNTS AND, THEREFORE, SECURITIES IN WHICH EMPLOYEE-RELATED ACCOUNTS ARE GENERALLY PROHIBITED FROM TRADING.

                  1.       Construction Procedures:

                  - Investment Committee designates a Watch List control person charged with creating the weekly Watch List ("Control Person").

                  - Prior to the regular weekly Investment Committee meeting, the Control Person circulates the previous week's Watch List to all Portfolio Managers and Analysts asking them each to (a) add the name of each and every Security for which such person is preparing a formal recommendation(1) where it is expected that such recommendation will be presented for Investment Committee consideration within the next two weeks; and (b) delete from the Watch List any and all Securities of which such person is aware that its consideration for investment purposes has been indefinitely suspended(2) or terminated for any reason whatsoever. The Control Person revises the Watch List accordingly.

                  - Prior to the regular weekly Investment Committee meeting, the Control Person circulates the previous week's Watch List to a representative of the Trading Department asking that person to (a) delete from the Watch List any and all Securities in which system-wide trading has been completed for clients' accounts as directed by the Investment Committee; (b) add to the Watch List those Securities which are the subject of any current and open firm-wide re-balancing or other activity in Client Accounts(3); and (c) delete from the Watch List any Securities which were the subject of any firm-wide re-balancing or other activity in Client Accounts and in which trading has been completed with respect to such Securities in such accounts over the past week. The Control Person revises the Watch List accordingly.

                  - At the conclusion of the Investment Committee meeting, the Control Person shall delete from the Watch List any and all Securities which were presented to the Investment Committee in the form of a recommendation for purchase or sale on behalf of Client Accounts and with respect to which a final decision not to purchase or sell, respectively, was made by the Investment Committee. Presumably, the Control Person will not need to add to the Watch List any of the Securities which the Investment Committee voted to purchase or sell on behalf of Client Accounts since these Securities have been on the Watch List for at least two weeks at this point. All Securities selected by the Investment Committee for purchase or sale activity at an Investment Committee meeting will be placed on the Watch List and will remain on the Watch List until the


--------
(1) The term "formal recommendation" here is shorthand to mean those activities engaged in by Portfolio Managers and Analysts that are necessary and proximate to presenting a Security for the Investment Committee's consideration. At this point in the process we should strive to identify and isolate only those Securities which WILL or ARE SCHEDULED TO be brought to the Investment Committee's attention for definite action within the next two weeks. Securities that are scheduled to be merely reviewed by or discussed with the Investment Committee but are not in a price range which a Portfolio Manager or Analyst believes would result in any action by the Investment Committee need not be included on the Watch List.

(2) Indefinitely suspended, at a minimum, should refer to the case where any definitive decision regarding the purchase or sale of a Security is unlikely to occur for more than a two-week period.

(3) "Other activity in Client Accounts" should not be interpreted to mean purchase or sale activity in connection with account opening transactions on behalf of new wrap or non-institutional separate account clients to the firm. The focus here should be on identifying Securities in which purchase or sale activity was or will be conducted for clients across the board in any given investment product offered by Roxbury.

                           Trading Department has indicated that trading in such Securities has been completed for clients' accounts.

                  - After the Investment Committee's meeting, the Control Person updates the Watch List according to the foregoing and circulates it to appropriate employees of the firm.

                  2. Special Situations

                          At any time it is concluded (outside of a regularly scheduled Investment Committee meeting) that Roxbury will engage in transactions in a particular Security for Client Accounts, a voting member of the Investment Committee will instruct the Control Person to add such Security to the Watch List. Such Security will remain on the Watch List until the Trading Department has indicated that trading in such Security has been completed for Client Accounts.

F.       PROCEDURES.

         1.       Disclosure of Personal Holdings at Investment Committee
                  Meetings.

                  If an Employee-Related Account of a person attending an Investment Committee meeting or if a member of the Investment Committee holds a Security being considered for purchase or sale by Client Accounts, or a Security economically related thereto, such person shall disclose to the Investment Committee his holdings of the Security at the first occasion upon which the employee becomes aware that Roxbury is considering the Security for purchase or sale for Client Accounts.

         2.       Employee Reporting Requirements.

                  The following reports shall be treated confidentially, but are open to inspection by Roxbury's attorneys, and the staff of the Securities and Exchange Commission upon request and as required by law.

                  a. Initial Holdings Report. Upon employment at Roxbury, employees are asked to disclose in a written report
                           (1) all Securities held by Employee-Related Accounts and any Beneficial Ownership Account, and (2) the names of each broker, dealer and/or bank at which an Employee-Related Account or a Beneficial Ownership Account maintains a securities account and the title on each such account. See Exhibit A for a copy of this report. New employees are also asked to disclose any outside business ventures. New Employees will be given ten days to sell any Securities they wish to sell as a result of a review of this Personal Trading Policy.

                  b. Quarterly Transaction Report. Each employee shall complete a Personal Securities Transaction and Securities Account quarterly report for each calendar quarter even if the employee does not have any personal Securities transactions or new Securities accounts to report and submit the Report to the Compliance Designee no later than 10 days after the end of each calendar quarter. If that day is not a business day, then the Personal Securities Transaction and Securities Account quarterly report shall be submitted no later than the first business day thereafter. See Exhibit B for a copy of this report. Employees shall report the transactions and any new Securities accounts for all Employee-Related Accounts, Employee-Client Accounts and Beneficial Ownership Accounts.

                           Each employee shall direct each brokerage firm and/or bank that holds an Employee Related Account to supply the Compliance Designee, on a timely basis, duplicate copies of all trade confirmations and account statements.

                  c. Annual Holdings Report. Within thirty days of the adoption of this revised Code of Ethics and within thirty days of the end of each calendar year thereafter, each employee shall report in writing to the Compliance Designee (1) all Securities (including any privately held Securities such as limited partnership or limited liability company membership interests) held by Employee-Related Accounts and any Beneficial Ownership Account, and (2) the names of each broker, dealer and/or bank at which an Employee-Related Account, an Employee Client Account or a Beneficial Ownership Account maintains a Securities account and the name on each such account. See Exhibit C for a copy of this report.

                  3.       Initial Certification of Compliance.

                           Upon adoption of this revised Code by Roxbury, each employee shall certify that: (a) s/he has received this revised Code of Ethics: (b) s/he has read and understands this revised Code of Ethics and recognizes s/he is subject thereto; (c) s/he has reported all personal Securities transactions required to be reported pursuant to the requirements of the Code of Ethics; (d) s/he has reported the names of each broker, dealer and/or bank where the employee, any Employee-Related Account and any Beneficial Ownership Account has a Securities account; and (e) other than as disclosed on the initial certification, s/he has no knowledge of the existence of any personal conflict of interest which may involve Client Accounts, such as any economic relationship between his/her transactions and Securities held or to be acquired by Client Accounts. The initial certification is included as Exhibit D hereto.

                  4.       Annual Certification of Compliance.

                           Each employee shall certify annually that: (a) s/he has read and understands the Code of Ethics and recognizes s/he is subject thereto; (b) s/he has complied with the requirements of the Code of Ethics;
                           (c) s/he has reported all personal Securities transactions required to be reported pursuant to the requirements of the Code of Ethics; (d) s/he has reported the names of each broker, dealer and/or bank where the employee, any Employee-Related Account and any Beneficial Ownership Account has a Securities account; and (e) other than as disclosed on the annual certification, s/he has no knowledge of the existence of any personal conflict of interest which may involve Client Accounts, such as any economic relationship between his/her transactions and Securities held or to be acquired by Client Accounts. The annual certification is included as Exhibit E hereto.

                  5.       Reporting violations.

                           Any employee who becomes aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the Compliance Designee or Roxbury's CEO.

                  6.       Review of reports and pre-clearance forms.

                           The Compliance Designee shall be responsible for reviewing all preclearance forms, confirmations of transactions and monthly brokerage or custodial statements for all Employee-Related Accounts, Initial Holdings Reports, Annual Holdings Reports, Initial Certification of Compliance forms, Annual Certification of Compliance forms, Personal Securities Transaction and Securities Account Quarterly Reports and any other documents deemed necessary to assure compliance with this Code of Ethics. The Compliance Designee shall review these documents on a prompt basis.

                           The Compliance Designee shall prepare a written report each quarter to Roxbury's CEO that describes any issues that arose during the previous quarter under this Code. The Compliance Designee shall prepare a written report to the governing board of any investment company for which Roxbury acts as adviser or sub-adviser (or as otherwise directed by the governing board's representative) that shall include information about any material violations and sanctions imposed in response to those violations during the prior calendar year or other reporting period requested by the investment company. If appropriate, the Compliance Designee shall certify to the governing board of any investment company for which Roxbury acts as adviser or sub-adviser that Roxbury has adopted procedures reasonably necessary to prevent its employees from violating its Code of Ethics.

                  G.       SANCTIONS.

                           The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Employee-Related Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by Roxbury's Compliance Committee.

                  H.       RETENTION OF RECORDS.

                           This Code of Ethics and a copy of each report made by an employee hereunder shall be maintained by Roxbury.

III.  POLICY STATEMENT ON INSIDER TRADING

         Roxbury forbids any employee from trading, either personally or on behalf of others, including client accounts, on material non-public information or communicating material non-public information to others in violation of law. This conduct is frequently referred to as "insider trading." Roxbury's prohibition extends to any employee's activities within and outside his duties at Roxbury. Any questions regarding this section should be referred to Roxbury's Compliance Designee.

         A.       DEFINITION OF INSIDER TRADING

         The term "insider trading" is not defined in federal or state securities laws, but generally refers to the use of non-public material information to trade in securities (whether or not one is an insider) or to communications of material non-public information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (1) trading by an insider, while in possession of material, non-public information, or

         (2) trading by a non-insider, while in possession of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         (3)      communicating material non-public information to others.

         B.       DEFINITION OF AN INSIDER

                  The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Roxbury may become a temporary insider of a company it advises, or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship at least imply such a duty before the outsider will be considered an insider.

         C.       DEFINITION OF MATERIAL INFORMATION

                  1. Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                  2. Material information does not have to relate to a company's business. For example, in Carpenter v. U.S. 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.


         D.       DEFINITION OF NON-PUBLIC INFORMATION

                  Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters, the Wall Street Journal or other publications of general circulation would be considered public.

         E.       PENALTIES FOR INSIDER TRADING

                  Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.

                  Penalties include:

                  (1)      civil injunctions;

                  (2)      treble damages;

                  (3)      disgorgement of profits;

                  (4)      jail sentences;

                  (5) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted; and

                  (6) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         F.       IDENTIFYING INSIDE INFORMATION

                  Before recommending or executing any trade for yourself or others, including client accounts, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

                  (1) Report the information and proposed trade immediately to your supervisor.

                  (2) Do not purchase or sell the securities on behalf of yourself or others;

                  (3) Do not communicate the information inside or outside Roxbury, other than to Roxbury's attorneys.

                  (4) After the Management Committee has reviewed the issue, Roxbury will determine whether the information is material and nonpublic and, if so, what action the firm should take.

                  (5) In addition, until Roxbury determines whether the information is material, care should be taken so that such information is secure. For example, files containing potentially material nonpublic information should be sealed; access to computer files containing potentially material non-public information should be restricted.

                  (6) Security may be put on a "firm-wide" or "departmental restriction" by memorandum.


         G.       CONTACTS WITH PUBLIC COMPANIES

                  For Roxbury, contacts with public companies represent an important part of our research efforts. Roxbury may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Roxbury employee becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Roxbury must make a judgment as to its further conduct. To protect yourself, your clients and Roxbury, you should contact a Senior Managing Director or the Compliance Designee immediately if you believe that you may have received material, nonpublic information.

                  Every time an employee communicates with an official of a public company, the employee should be sure to identify himself as being associated with an investment advisory firm.

         H.       TENDER OFFERS

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Roxbury employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         I.       PROCEDURES TO IMPLEMENT ROXBURY'S PROHIBITION AGAINST INSIDER
                  TRADING

                  (1)      Personal Securities Transaction Reporting. See
                           Section II.F.2 above for procedures for reporting all personal securities transactions.

                  (2) High-Risk Trading Activities. Certain high-risk trading activities, if used by an employee, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action may be necessary to close out the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Roxbury employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each employee to Roxbury may heighten those risks. For example, if Roxbury becomes aware of material, nonpublic information about the issuer of the underlying securities, Roxbury employees may find themselves "frozen" in a position in a derivative security. Roxbury will not bear any losses resulting in an account controlled by an employee through the implementation of Roxbury's policy prohibiting insider trading.

                  (3) Restriction on Disclosures. Roxbury employees shall not disclose any nonpublic information (whether or not it is material) relating to Roxbury's transactions for its clients to any person outside Roxbury (unless such disclosure has been authorized by Roxbury).

         J.       SUPERVISORY PROCEDURES.

                  Roxbury has assigned the Compliance Designee the primary responsibility for the implementation and maintenance of Roxbury's prohibition against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

                  1.       PREVENTION OF INSIDER TRADING.

                           To prevent insider trading, the Compliance Designee should:

                           (a) arrange, on a regular basis, an educational program to familiarize Roxbury employees with Roxbury's prohibition against insider trading;

                           (b) answer questions regarding Roxbury's prohibition against insider trading;

                           (c) resolve issues of whether information received by Roxbury employees is material and nonpublic and determine what action, if any, should be taken;

                           (d) review on a regular basis and update as necessary Roxbury's policy and procedures concerning insider trading; and

                           (e) when it has been determined that a Roxbury employee has material, nonpublic information:

                                    (1)      implement measures to prevent
                                             dissemination of such information;
                                             and

                                    (2)      if necessary, restrict employees
                                             from trading the securities.

                  2.       DETECTION OF INSIDER TRADING.

                  To detect insider trading, the Compliance Designee should:

                           (a) review the quarterly personal securities transaction reports filed by each Roxbury employee;

                           (b) review the trading activity of client accounts managed by Roxbury; and

                           (c) promptly investigate all reports of any possible violations of Roxbury's Code of Ethics.

                  3.       SPECIAL REPORTS TO COUNSEL.

                  Promptly upon learning of a potential violation of Roxbury's prohibition on insider trading, a written report should be sent to Roxbury's outside counsel providing full details, which may include:

                           (a) the name of particular securities involved, if any;

                           (b) the date the potential violation was discovered and when the investigation began.

                           (c)      the accounts and individuals involved;

                           (d)      actions taken as a result of the
                                    investigation, if any; and

                           (f) recommendations for further action. If an employee has any questions about whether information is "material" or "non-public", or if an employee is aware of circumstances that might suggest that there has been misuse of inside information, it is important to advise the Compliance Designee at once.

                                    In addition, any violation of the
                                    prohibition on insider trading can be
                                    expected to result in serious sanctions by Roxbury, including dismissal of the persons involved.

                                   APPENDIX A

           RULE 16a-1(a)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934

Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

         (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

         (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

                  (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-1(a)(4);

                  (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                           (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                           (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

                  (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                           (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                           (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                  (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                  (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

                  (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

         (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a

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
         controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                           RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                              SECURITY TRANSACTIONS



It is the policy of Rorer Asset Management, LLC ("Rorer Asset Management") to strictly follow the guidelines outlined in Rule 204-2 (a)(12) and Section 204A of the Investment Advisers Act, which outlines restrictions imposed upon employees of investment advisers. Rule 204-2 (a)(12) provides specific instructions to record and report every employee transaction and retain them on file. Section 204A requires an investment adviser to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, nonpublic information.

      THIS POLICY STATEMENT APPLIES TO SECURITIES TRADING AND INFORMATION HANDLED BY:

     -    Owners (with the exception of Affiliated Managers Group, Inc.),

     - and all employees of Rorer Asset Management (including spouses, children and adult members of their households).


1.  MATERIAL INFORMATION

It is the policy of Rorer Asset Management to forbid any of their owners, or employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including private accounts), or communicating material, non-public information to others in violation of the federal securities laws.

Information is defined as material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities.

Material information can relate to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

Material information may also relate to the market for a company's securities. Information about significant trades to be effected for Rorer Asset Management's client accounts may in some contexts be deemed as material inside information. This knowledge can be used to take advantage of price movements in the market that may be caused by Rorer Asset Management buying or selling specific securities and should therefore be included in the firm's policies and procedures.

Any employee, who comes into possession of material, non-public information should immediately contact Aaron D. De Angelis, Director of Compliance, and refrain from disclosing the information to anyone else, unless specifically advised to the contrary. Aaron D. De Angelis will review the information and consult with outside counsel if necessary to determine whether the information is material and non-public. The following measures will be taken if deemed necessary:

                           RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                              SECURITY TRANSACTIONS



     - Place the company on a "Watch List" and restrict the flow of the non-public information to allow portfolio managers, analysts and traders, who do not come into possession of the information, to continue their ordinary investment activities.

     - Place the company on a "Restricted List" in order to PROHIBIT TRADING in any security of the company, except non-solicited trades after specific approval by Aaron D. De Angelis.

Finally, this Policy Statement provides that the "Watch and Restricted Lists" are HIGHLY CONFIDENTIAL. The "Watch List" is not to be disseminated to anyone outside of Aaron D. De Angelis and the "Restricted List" is to be disseminated only to certain individuals within the firm whom Aaron D. De Angelis deems appropriate.


     INFORMATION IS "PUBLIC" WHEN IT HAS BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKETPLACE. TANGIBLE EVIDENCE OF SUCH DISSEMINATION IS THE BEST INDICATION THAT THE INFORMATION IS PUBLIC.


2.  PENALTIES

Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine up to $1,000,000 and/or ten years imprisonment. Regardless of whether a government inquiry occurs, Rorer Asset Management views any violation of this Policy Statement seriously. Such violations may constitute grounds for dismissal.


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
                          RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                             SECURITY TRANSACTIONS

3. RECORD KEEPING

Rule 204-2(a)(12) requires every investment adviser to keep a record of every transaction in a security traded by the investment adviser or any advisory representative of the investment adviser. This record should state the following:

1.   the title and amount of the security involved;

2. the date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

3.   the price at which it was effected;

4. and the name of the broker, dealer or bank with or through whom the transaction was effected.

These transactions must be recorded no later than 7 days after the end of the quarter in which they were affected. Each personal transaction report must set forth every transaction that occurs for your own account, for any account in which you have direct or indirect beneficial ownership, and for any account that you have direct or indirect influence or control over.

      * For stocks, options, closed end funds and bonds, the reports should show sales, purchases, rounding out of fractional shares, exercise of conversion rights, exercise of sale of subscription rights. Transactions, which deal in direct obligations of the U.S. Government, mutual funds and index funds, need not be listed.


4.   SPECIFIC INVESTMENT RULES

     For your own account:

1. Provide the Compliance Director with a list of all securities/investments, which you or your immediate family members hold. This LIST MUST BE PROVIDED to the Compliance Director AT THE START OF YOUR EMPLOYMENT. It must be kept current (QUARTERLY) at all times, and in addition you must supply the Compliance Director with copies of all your quarterly statements for all brokerage accounts maintained by you and your immediate family. Provide the Compliance Director, ON AN ANNUAL BASIS, with a list of all securities/investments which you or your immediate family members hold for which you must sign and affirm.

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

                           RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                              SECURITY TRANSACTIONS


2. All employees may NOT PURCHASE any INITIAL PUBLIC OFFERING (IPO) or PRIVATE PLACEMENTS (PP) without the approval of Edward C. Rorer or Clifford B. Storms. In addition the Compliance Director will review and retain a record of each approval, including the rationale for the approval.

3. All employees may NOT PURCHASE any security that is part of the Purchase Program, SEVEN DAYS before the initiation of the Purchase Program and for ONE DAY following the Purchase Program completion. "PURCHASE PROGRAM" refers to an "across all client accounts" purchase of a security; it does not refer to the investing of a new accounts into securities held by our clients, or the occasional rebalancing of a client account. In the case of an account rebalancing or the investing of a new account, an employee may not purchase any Model security until it has been purchased for the client's account. In addition, an Equity Trader is also required to sign the approval form attesting that they have completed all client orders.

4. If an employee PURCHASES a security, and WITHIN SEVEN DAYS of the employee's purchase, Rorer decides to purchase that same security and initiate a Purchase Program, then the employee must sell the security and disgorge to a charity any profits earned.

5. All employees may NOT PURCHASE any security that is part of the Sale Program, which was held in the Rorer Asset Management Model Portfolio until SEVEN DAYS following the Sale Program completion. "SALE PROGRAM" refers to an "across all client accounts" sale of a security; it does not refer to the sale of existing securities in a new client's account, or the occasional rebalancing of an account. In the case of an account rebalancing or the sale of existing securities in a new client's account, an employee may not purchase any Model security until it has been sold for the client's account. In addition, an Equity Trader is also required to sign the approval form attesting that they have completed all client orders.

6. All employees may NOT SELL any security held in the Rorer Asset Management Model Portfolio, until ONE DAY following a Sale Program completion.

7. Before executing any Equity trade for a personal account as defined by this Policy, WRITTEN APPROVAL must be obtained from either Edward C. Rorer, Chief Investment Officer or Clifford B. Storms, Jr., Director of Research, or one of the Senior Equity Analysts: Suzanne M. Hannigan, Robert D. Leininger and Lary Aasheim. This preclearance authorization is valid only on the date of approval. (SAMPLE OF FORM IS ATTACHED.)

8. Before executing any Fixed Income trade for a personal account as defined by this Policy,

                           RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                              SECURITY TRANSACTIONS


     WRITTEN APPROVAL must be obtained from either Dianne P. Anthony, Director of Fixed Income or James C. Spencer, Vice President, Fixed Income Portfolio Manager. This preclearance authorization is valid only on the date of approval. (SAMPLE OF FORM IS ATTACHED.)

On a case-by-case basis, if an employee makes a request, due to special circumstances, to sell his or her holdings in a position that is still held by the firm, approval by Edward C. Rorer or Clifford B. Storms IS REQUIRED.

 If a Related Account (Owner Account, Employee Account or a Family Member Account) is discretionary or non-discretionary and a fee-paying account, this account shall be treated as such and included in Firm-wide Purchase Program or Sell Programs. Pre approval/authorization is not necessary, nor should execution be delayed.


CONFLICTS OF INTEREST AVOIDANCE

Apart from the specific rules stated above, all purchases and sales should be arranged in a manner as to avoid not only actual improprieties but even the appearance of impropriety and avoid any conflict with clients in order to implement the intent of this policy.


5.   REVIEW BY EDWARD C. RORER, CLIFFORD B. STORMS AND THE MANAGEMENT COMMITTE

At least annually, the Director of Compliance shall report to Edward C. Rorer and Clifford B. Storms regarding the following:

1. all existing procedures concerning all employee personal trading activities and any procedural changes made during the past year;

2.   any recommended changes to Rorer's policy or procedures;

3. a summary of all violations of the Policy and any sanctions imposed that occurred during the past year which required corrective action to be taken; and

In addition, a report shall be compiled to be reviewed by the Management Committee outlining all violations of the Policy and any sanctions imposed that required corrective action to be taken.

                           RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                              SECURITY TRANSACTIONS


6.   SANCTIONS FOR PERSONAL TRADING VIOLATIONS

If the Compliance Director determines that a violation of this policy has occurred, he shall so advise Edward C. Rorer or Clifford B. Storms, Jr. Depending on the SEVERITY of the violation, they may impose such sanctions, as they deem appropriate, including, issuing a verbal warning, issuing a written warning, having the violator employee sell the security in question and disgorge all profits to a charity, censure, suspension or recommendation to the Management Committee that the employee be terminated. In addition, if it is not too late, Rorer will require that the prohibited trade be broken.

                           RORER ASSET MANAGEMENT, LLC
                       POLICY AND PROCEDURES FOR PERSONAL
                              SECURITY TRANSACTIONS


(POLICY REVISED OCTOBER 25, 2000)



ACKNOWLEDGMENT


      I HAVE READ AND UNDERSTAND RORER ASSET MANAGEMENT, LLC'S POLICY STATEMENT. I CERTIFY THAT I HAVE, TO DATE, COMPLIED AND WILL CONTINUE TO COMPLY WITH THIS POLICY STATEMENT. I UNDERSTAND THAT ANY VIOLATION OF THE POLICY STATEMENT MAY LEAD TO SERIOUS SANCTIONS, INCLUDING DISMISSAL FROM THE FIRM.






---------------------------------         --------------------------------------
SIGNATURE                                 DATE





--------------------------------------------------------------------------------

NAME




(PLEASE CHECK THE APPROPRIATE BOX)

[ ] YES, AT THE START OF MY EMPLOYMENT, I OWN REPORTABLE SECURITIES (STOCKS AND OPTIONS). I HAVE ENCLOSED THE MOST RECENT QUARTER END STATEMENT.


[ ] NO, AT THE START OF MY EMPLOYMENT, I DO NOT OWN ANY REPORTABLE SECURITIES (STOCKS AND OPTIONS).